UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2012

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On March 6, 2012, the Board of Directors of SunPower Corporation (“SunPower”) appointed Charles Boynton, 44, as SunPower's Acting Chief Financial Officer effective March 6, 2012.  Mr. Boynton was SunPower's Vice President, Finance and Corporate Development. Dennis V. Arriola, SunPower's former Executive Vice President and Chief Financial Officer resigned effective March 5, 2012, as previously announced by the Company.

Mr. Boynton has served as SunPower's Vice President, Finance and Corporate Development since June 2010, where he drove strategic investments, joint ventures, mergers and acquisitions, field finance and finance, planning and analysis. Prior to joining SunPower in June 2010, Mr. Boynton was the Chief Financial Officer for ServiceSource, LLC from April 2008 to June 2010, where he was responsible for all aspects of financing, accounting, legal and facilities, and instrumental in preparing the company for its initial public offering. From March 2004 to April 2008 he served as the Chief Financial Officer at Intelliden where he drove finance, legal, IT, human resources and professional services. Earlier in his career, Mr. Boynton held key financial positions at Commerce One, Inc., Kraft Foods, Inc. and Grant Thornton, LLP. He is a member of the board of trustees of the San Jose Technology Museum of Innovation. Mr. Boynton was a certified public accountant, State of Illinois, and a Member FEI, Silicon Valley Chapter. He earned his MBA at Northwestern University and his Bachelor of Science in Business from Indiana University.

Mr. Boynton has an employment agreement with SunPower, as previously described in SunPower's definitive proxy statement for its 2011 annual meeting of stockholders. The employment agreement provides that the executive's employment is “at-will” and may be terminated at any time by either party.  The primary purpose of the agreement is to provide certain severance benefits for employment terminations in connection with a change of control (as defined in the agreement). The employment agreement's initial term will expire on June 28, 2013, and will automatically renew for a three-year term unless SunPower provides notice of its intent not to renew at least 120 days prior to the renewal date.  The agreement provides that the executive's base salary, annual bonus and equity compensation will be determined in accordance with SunPower's normal practices. Mr. Boynton currently receives an annual salary of $278,658 and is eligible for a target bonus equal to 40% of his base salary. His actual bonus will depend upon both corporate and individual performance.

In the event the executive's employment is terminated by SunPower without cause (as defined in the agreement), or if the executive resigns for good reason (as defined in the agreement), and if such termination or resignation is in connection with a change of control, then the agreement provides that the executive is entitled to:

(i)	a lump-sum payment equivalent to 12 months of such executive's base salary;

(ii)	a lump-sum payment equal to any earned but unpaid annual bonus for a completed fiscal year;

(iii)	a lump-sum payment equal to such executive's target bonus for the then current fiscal year;

(iv)	continuation of such executive's and such executive's eligible dependents' coverage under SunPower's benefit plans for up to 12 months, at SunPower's expense;

(v)	a lump-sum payment equal to such executive's accrued and unpaid base salary and paid time off;

(vi)	reimbursement of up to $15,000 for services of an outplacement firm mutually acceptable to SunPower and the executive;

(vii)	annual make-up payments for taxes incurred by the executive in connection with benefit plans' coverage;

(viii)
all of such executive's unvested options, shares of restricted stock and restricted stock units will become fully vested and (as applicable) exercisable as of the termination date and remain exercisable for the time period otherwise applicable to such equity awards following such termination date pursuant to the applicable equity incentive plan and equity award agreement (excluding a retention restricted stock award if the change of control was in connection with Total Gas & Power USA, SAS's tender offer for SunPower common stock in June 2011 (the “Tender Offer”)); and

(ix)
all provisions regarding forfeiture, restrictions on transfer, and SunPower's rights of repurchase, in each case otherwise applicable to shares of restricted stock or restricted stock units shall lapse as of the termination date (excluding a retention restricted stock award if the change of control was in connection with the Tender Offer).

If any of the severance payments, accelerated vesting and lapsing of restrictions would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and be subject to excise tax or any interest or penalties payable with respect to such excise tax, then the executive's benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to such taxes, interest or penalties, whichever results in the executive receiving, on an after-tax basis, the greatest amount of benefits. Prior to receiving the benefits described in the employment agreement, the executive will be required to sign a separation agreement and release of claims.  In addition, the benefits will be conditioned upon the executive not soliciting employees or customers for one year following the termination date.

Mr. Boynton is also eligible to participate in SunPower's Management Career Transition Plan, as previously disclosed in SunPower's definitive proxy statement for its 2011 annual meeting of stockholders. Under this plan, in connection with a termination of employment by SunPower without cause or resignation for good reason (each as defined in the plan), but not in connection with a change of control, the executive would receive (a) payment for his accrued but unpaid salary and paid time off, and earned but unpaid bonus for a completed fiscal year, (b) a lump-sum payment equivalent to six months base salary, (c) a lump-sum payment equivalent to the pro rated portion of his actual bonus for the then current fiscal year based on the amount of time between the start of the fiscal year and the termination date, (d) continuation of his and his eligible dependents' coverage under SunPower benefit plans for up to six months, and (e) an annual make-up payment for taxes incurred in connection with benefit plans' coverage.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2012, the Board of Directors of SunPower approved the amendment and restatement of the By-laws of SunPower (“Restated By-laws”) effective on such date, to update names of officers so that “President, Utility and Power Plants” and “President, Residential and Commercial” now refer to “President, Regions.” All other provisions of the By-laws remain unchanged.

A copy of the Restated By-laws is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Restated By-laws is a summary only and is qualified in its entirety by reference to the full text of the Restated By-laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-laws of SunPower Corporation, as amended and restated on March 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: March 7, 2012	By:	/S/ CHRISTOPHER JAAP
	Name:	Christopher Jaap
	Title:	Acting General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-laws of SunPower Corporation, as amended and restated on March 7, 2012.